Exhibit 10.1

Execution Version

CONTRIBUTION AGREEMENT

This Contribution Agreement (this “Agreement”),  dated as of August 31, 2017, is made by and among NCS Multistage Holdings, Inc., a Delaware corporation (“Pioneer Parent”), each of the members of Spectrum Tracer Services, LLC, an Oklahoma limited liability company (the “Company”), executing this Agreement as of the date of this Agreement and listed on Exhibit B attached hereto (each of whom is herein referred to as a “Rollover Company Member” and all of whom are collectively referred to as the “Rollover Company Members” collectively with Pioneer Parent, the “Parties”), and solely for the purposes of Article VI and Section 7.05,  Steve. A. Faurot and Glenn Brown.

W I T N E S S E T H:

WHEREAS, the Company, Pioneer Parent, Pioneer Investment, Inc., a Delaware corporation and wholly owned indirect subsidiary of Pioneer Parent (“Pioneer Investment”), Spartan Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of Pioneer Investment (“Merger Sub” and together with Pioneer Parent and Pioneer Investment, each, a “Pioneer Party” and collectively, the “Pioneer Parties”), and STSR LLC,  an Oklahoma limited liability company,  solely in its capacity as the Representative (as defined in the Merger Agreement), previously entered into that certain Agreement and Plan of Merger, dated as of August 30, 2017, attached hereto as Exhibit A (the “Merger Agreement” and the transactions contemplated thereby, the “Merger”), pursuant to which, as of the effective time of the Merger, Pioneer Investment will acquire the Exchanged Company Units (as defined in the Merger Agreement) of the Company by merging Merger Sub with and into the Company, with the Company continuing as the surviving entity in the Merger, in accordance with the Oklahoma Limited Liability Company Act and the Delaware Limited Liability Company Act;

WHEREAS, each of the Rollover Company Members currently owns membership interests in the Company (each such membership interest, a “Company Unit”);

WHEREAS, the Parties desire and the board of directors of Pioneer Parent deems it advisable and in the best interests of its equityholders to, prior to the consummation of the Merger, afford each Rollover Company Member the opportunity to contribute all or a portion of the Company Units held by such Rollover Company Member to Pioneer Parent in exchange for common stock of Pioneer Parent (“Pioneer Parent Stock”), the fair market value of which is $19.42 per share (the “Pioneer Parent Stock Share Price”), and the rights and obligations under the Merger Agreement; and

WHEREAS, each Rollover Company Member desires to so contribute to Pioneer Parent, in accordance with the terms of this Agreement, the number of Company Units held by such Rollover Company Member as is set forth opposite such Rollover Company Member’s name on Exhibit B (each such Company Unit, a “Rollover Company Unit”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do hereby agree as follows:

Article I
CONTRIBUTION

Section 1.01    Contribution of Rollover Company Units.  Effective as of the Closing Date  (as defined below), each Rollover Company Member hereby contributes, assigns, transfers, conveys and delivers to Pioneer Parent all of such Rollover Company Member’s right, title and interest in and to the Rollover Company Units held by such Rollover Company Member, and Pioneer Parent hereby accepts such Rollover Company Units as a contribution by such Rollover Company Member to the capital of Pioneer Parent.

Section 1.02    Consideration.  As consideration for the contribution by each Rollover Company Member of such Rollover Company Member’s Rollover Company Units, each such Rollover Company Member shall have rights and obligations with respect to such Rollover Company Units pursuant to the Merger Agreement, to which Pioneer Parent is a party, and Pioneer Parent shall issue the number of shares of Pioneer Parent Stock to each such Rollover Company Member as is set forth opposite such Rollover Company Member’s name on Exhibit B, which number of shares of Pioneer Parent Stock shall be equal to (as to each Rollover Company Member, such number of shares, the “Share Consideration”) (a) such Rollover Company Member’s Rollover Consideration (as defined below), divided by (b) the Pioneer Parent Stock Share Price.  For purposes of the foregoing calculation, each Rollover Company Member’s “Rollover Consideration” shall be equal to (i) the Closing Merger Consideration (as defined in the Merger Agreement) that such Rollover Company Member would have received if the Closing Merger Consideration had been distributed to the members of the Company immediately prior to the Closing in accordance with Section 4.8 of the  Operating Agreement of the Company, dated as of March 1, 2010, as amended by Amendment No. 1, dated as of February 3, 2015, prior to giving effect to the transactions contemplated by this Agreement, multiplied by (ii) such Rollover Company Member’s Rollover Applicable Percentage (as defined in the Merger Agreement) as set forth opposite such Rollover Company Member’s name on Exhibit B.

Section 1.03    Withholding.  Notwithstanding any other provision of this Agreement, Pioneer Parent and its Affiliates shall be entitled to deduct and withhold, or cause to be deducted and withheld, from any amounts payable or otherwise deliverable by such Persons to any Rollover Company Member, including any Share Consideration, such amounts as are required to be withheld with respect to the payment or distribution of such consideration under any provision of tax law, and the Rollover Company Members shall indemnify, defend and hold harmless Pioneer Parent and its Affiliates against liability for any such amounts. The Rollover Company Members shall cooperate with Pioneer Parent to minimize the amount of such withholding to the extent permitted by applicable law.  To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid or distributed to the Person to whom such amounts would otherwise have been paid or distributed.  For the avoidance of doubt, if Pioneer Parent or any of its Affiliates is entitled to withhold any amount from a Rollover Company Member pursuant to this Section 1.03 and such Rollover Company Member is entitled to receive cash consideration pursuant to the Merger Agreement, Pioneer Parent and its Affiliates shall be entitled to withhold amounts from such cash consideration (in addition to any amounts withheld pursuant to the Merger Agreement) in lieu of withholding from the Share Consideration deliverable pursuant to this Agreement, and such amount shall be treated the same as any other amount withheld pursuant to the Merger Agreement.

Article II
CLOSING

Section 2.01    The Closing.  The closing of the transactions contemplated hereby (the “Closing”) will take place on the date hereof (the “Closing Date”).

Section 2.02    Closing Deliveries.  At the Closing, (a)  Pioneer Parent shall deliver to each Rollover Company Member certificates representing the applicable Share Consideration with such restrictive legends thereon as Pioneer Parent may reasonably require in connection with this Agreement and the bylaws of Pioneer Parent and such other deliverables as are required by this Agreement and (b) each Rollover Company Member shall execute and deliver to Pioneer Parent, a duly executed letter of transmittal in the form attached hereto as Exhibit C, a fully completed accredited investor questionnaire in the form attached hereto as Exhibit D and such other deliverables as are required by this Agreement.

Article III
REPRESENTATIONS AND WARRANTIES OF PIONEER PARENT

Pioneer Parent represents and warrants the following to the Rollover Company Members as of the date hereof:

Section 3.01    Organizational Matters.    Pioneer Parent is validly existing and in good standing under the laws of the State of Delaware; has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted; and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties make such qualification necessary, other than in such jurisdictions where the failure so to qualify would not impair the ability of Pioneer Parent to consummate the transactions contemplated in this Agreement. Copies of the organizational documents, including the certificate of incorporation and bylaws of Pioneer Parent,  each as in effect on the date of this Agreement, and the Stockholders Agreement  (collectively, the “Pioneer Parent Governing Documents”), have been furnished or made available to the Rollover Company Members.

Section 3.02    Authority and Due Execution.  Pioneer Parent has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated herein.  The execution, delivery and performance of this Agreement by Pioneer Parent and the consummation by Pioneer Parent of the transactions contemplated herein have been duly authorized by all necessary corporate action or stockholder action on the part of Pioneer Parent.   No other proceedings on the part of Pioneer Parent are necessary to approve and authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been, or upon execution and delivery by Pioneer Parent will be, duly and validly executed and delivered by Pioneer Parent and, assuming that this Agreement constitutes the valid and binding agreement of the other Parties hereto, constitutes, or upon execution and delivery will constitute, the valid and binding obligations of Pioneer Parent, enforceable against Pioneer Parent in accordance with its terms, subject to applicable bankruptcy, insolvency or other similar laws relating to or affecting the enforcement of creditors’ rights generally and to general principles of equity (such laws and principles, “Creditors’ Rights”).

Section 3.03    Non-Contravention.    The execution and delivery of this Agreement does not, and the performance of this Agreement will not (a) conflict with or violate any of the Pioneer Parent Governing Documents;  (b) conflict with or violate any applicable law; or (c) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a breach or default) under, or impair the rights of Pioneer Parent or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of or give rise to any preferential purchase right, right of first refusal, right of first offer or similar right, or result in the creation of a  lien on any of the properties or assets (whether tangible or intangible) of Pioneer Parent pursuant to any of the terms, conditions or provisions of any material contract, loan or credit agreement, note, bond, mortgage, indenture or deed of trust, or any license, lease, agreement, or other instrument or obligation, to which Pioneer Parent is a party or by which Pioneer Parent or any material portion of its assets is bound,  except, with respect to each of clauses (b)  or (c),  such violations, conflicts, breaches or defaults as would not prevent Pioneer Parent from consummating the transactions contemplated in this Agreement.

Section 3.04    Consents.   No consent, approval, order or authorization of, or registration, qualification, or filing with, any governmental authority is required on the part of Pioneer Parent in connection with the execution, delivery and performance by Pioneer Parent of this Agreement and the issuance, sale and delivery of the Share Consideration to the Rollover Company Members, except (a) such filings which have been or will be made prior to the Closing and (b) any notices of sale required to be filed with the Securities and Exchange Commission under Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), or such post-Closing filings as may be required under applicable securities laws, which will be timely filed within the applicable periods therefor.

Section 3.05    Capitalization.  The capitalization of Pioneer Parent at the time of execution of the Merger Agreement is set forth on Schedule 3.05.

Section 3.06    Valid Issuance of Pioneer Parent Stock.  The Share Consideration that is being issued to the Rollover Company Members pursuant to this Agreement, when issued, sold and delivered in accordance with the terms of this Agreement and the Pioneer Parent Governing Documents, will be duly and validly issued, fully paid and nonassessable (except to the extent provided in the Delaware General Corporation Law), and will be free and clear of all liens, options, covenants, conditions, restrictions, and other encumbrances other than restrictions as set forth in this Agreement, the Pioneer Parent Governing Documents and under applicable securities laws.  Other than as set forth in the Pioneer Parent Governing Documents, the sale and issuance of the Share Consideration is not subject to any preemptive rights, rights of first offer or rights of first refusal.  Other than as set forth in the Pioneer Parent Governing Documents, such Share Consideration is not subject to any contract restricting or otherwise relating to the voting, distribution rights or disposition thereof.

Section 3.07    SEC Documents; Financial Statements.

(a)    Since April 22, 2017, Pioneer Parent has filed or furnished with the U.S. Securities and Exchange Commission “SEC” all forms, reports, schedules and statements required to be filed or furnished under the Securities Act or the Securities Exchange Act of 1934, as amended (“Exchange Act”), respectively (such forms, reports, schedules and statements, collectively, the “SEC Documents”).  As of their respective dates, each of the SEC Documents, as amended, complied as to form in all material respects with the applicable requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Documents, and none of the SEC Documents contained, when filed or, if amended prior to the date of this Agreement, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.    Pioneer Parent has made all certifications and statements required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the related rules and regulations promulgated thereunder with respect to the SEC Documents.  As of the date hereof, neither Pioneer Parent nor any of their respective officers has received notice from any Governmental Authority (as defined in the Merger Agreement) challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.  As of the date hereof, there are no outstanding or unresolved comments received by the Company from the SEC with respect to any of the SEC Documents.  As of the date hereof, to the knowledge of the Company, none of the SEC Documents is the subject of ongoing SEC review or investigation.

(b)    The financial statements of Pioneer Parent included in the SEC Documents, including all notes and schedules thereto, complied in all material respects, when filed or if amended prior to the date of this Agreement, as of the date of such amendment, with the rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in all material respects in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal year-end audit adjustments) the financial position of Pioneer Parent and its consolidated Subsidiaries,  as of their respective dates and the results of operations and the cash flows of Pioneer Parent and its consolidated Subsidiaries, for the periods presented therein.

Section 3.08    Offering.  Assuming the accuracy of each Rollover Company Member’s representations and warranties set forth in this Agreement, the offer, sale and issuance of the Share Consideration to the Rollover Company Members under this Agreement, are exempt from the registration and qualification requirements of applicable securities laws, including the Securities Act, and will be issued in compliance with all applicable securities laws.  Neither Pioneer Parent nor any Person acting on its behalf shall take any action hereafter that would cause the loss of any such exemption.  Neither Pioneer Parent nor any Person acting on its behalf has engaged, in connection with the offering of such Share Consideration, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

Section 3.09    Brokers or Finders.  Pioneer Parent has not directly or indirectly, entered into any agreement with any individual, corporation, limited or general partnership, limited liability company, association, joint venture, joint stock company, trust, unincorporated organization, governmental authority or any other entity or any group comprised of two or more of the foregoing (“Person”) that would obligate any Rollover Company Member to pay any commission, brokerage fee or “finder’s fee” in connection with the transactions contemplated herein.

Section 3.10   No Other Representations and Warranties.  Except for the representations and warranties set forth in this Article III and Article IV of the Merger Agreement,  Pioneer Parent makes no other express or implied representation or warranty with respect to itself or with respect to any other information provided to any Rollover Company Member in connection with this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby.

Article IV
REPRESENTATIONS AND WARRANTIES OF THE ROLLOVER COMPANY MEMBERS

Each Rollover Company Member, as to itself, severally and not jointly, represents and warrants the following to Pioneer Parent as of the date hereof:

Section 4.01    Organizational Matters.  Such Rollover Company Member, if it is not a natural person, is validly existing and in good standing under the laws of the jurisdiction of its formation; has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted; and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties make such qualification necessary, other than in such jurisdictions where the failure so to qualify would not impair the ability of such Rollover Company Member to consummate the transactions contemplated in this Agreement.

Section 4.02    Authority and Due Execution.  Such Rollover Company Member, if it is a natural person, has full capacity and full power and authority or, if it is not a natural person, has full corporate, limited liability company, partnership or other applicable power and authority, as the case may be, to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated herein.  Any and all necessary corporate, limited liability company, partnership or other applicable requisite action on the part of such Rollover Company Member, if it is not a natural person, has been authorized for the execution, delivery and performance of this Agreement or the consummation by such Rollover Company Member of the transactions contemplated herein.  No other proceedings on the part of such Rollover Company Member are necessary to approve and authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been, or upon execution and delivery by such Rollover Company Member will be, duly and validly executed and delivered by such Rollover Company Member and, assuming that this Agreement constitutes the valid and binding agreement of the other Parties hereto, constitutes, or upon execution and delivery will constitute, the valid and binding obligations of such Rollover Company Member, enforceable against such Rollover Company Member in accordance with its terms, subject to applicable Creditors’ Rights.

Section 4.03    Non-Contravention.    The execution and delivery of this Agreement does not, and the performance of this Agreement will not, to the extent applicable, (a) conflict with or violate any of the organizational or governing documents of such Rollover Company Member, if such Rollover Company Member is not a natural person;  (b) conflict with or violate any applicable law; or (c) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a breach or default) under, or impair the rights of such Rollover Company Member or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of or give rise to any preferential purchase right, right of first refusal, right of first offer or similar right, or result in the creation of a lien on any of the properties or assets (whether tangible or intangible) of such Rollover Company Member pursuant to any of the terms, conditions or provisions of any material contract, loan or credit agreement, note, bond, mortgage, indenture or deed of trust, or any license, lease, agreement, or other instrument or obligation, to which such Rollover Company Member is a party or by which such Rollover Company Member or any material portion of its assets is bound,  except, with respect to each of clauses (b) or (c),  such violations, conflicts, breaches or defaults as would not prevent such Rollover Company Member from consummating the transactions contemplated in this Agreement.

Section 4.04    Consents.   No consent, approval, order or authorization of, or registration, qualification, or filing with, any governmental authority is required on the part of such Rollover Company Member in connection with the execution, delivery and performance by such Rollover Company Member of this Agreement and the issuance, sale and delivery of the Rollover Company Units to Pioneer Parent, except (a) such filings which have been or will be made prior to the Closing and (b) any notices of sale required to be filed with the Securities and Exchange Commission under Regulation D of the Securities Act, or such post-Closing filings as may be required under applicable securities laws, which will be timely filed within the applicable periods therefor.

Section 4.05    Ownership of Rollover Company Units.  Such Rollover Company Member has legal and beneficial ownership of, and good and marketable title to, the Rollover Company Units set forth opposite such Rollover Company Member’s name on Exhibit B, free and clear of any and all liens, options, covenants, conditions, restrictions, and other encumbrances other than as set forth in the organizational documents of the Company and pursuant to applicable securities laws.  There are no outstanding options, rights, warrants, calls, commitments, understandings, arrangements, plans or other agreements of any kind created by such Rollover Company Member in such Rollover Company Member’s individual capacity or in such Rollover Company Member’s capacity as an agent of the Company applicable to the Rollover Company Units set forth opposite such Rollover Company Member’s name on Exhibit B other than as specified in the organizational documents of the Company.

Section 4.06    Investment Representations.

(a)    Such Rollover Company Member is acquiring its respective Share Consideration for its own account, for investment purposes only, and not with a view to the distribution, resale or other disposition thereof.

(b)    Such Rollover Company Member has had an opportunity to ask questions and receive answers concerning the rights and preferences of such Rollover Company Member’s Share Consideration and the capital structure of Pioneer Parent, and has had access to such other information concerning such Share Consideration and Pioneer Parent as such Rollover Company Member may have requested.

(c)    Such Rollover Company Member is an “accredited investor” as defined in Rule 501(a) under the Securities Act and has provided to Pioneer Parent, prior to the Closing Date, a fully completed accredited investor questionnaire in the form set forth as Exhibit E and all information set forth in such accredited investor questionnaire is true and correct.

(d)    Such Rollover Company Member recognizes the speculative nature of the investment in Pioneer Parent Stock and accepts its respective Share Consideration with full knowledge thereof.  Such Rollover Company Member further recognizes that an investment in Pioneer Parent Stock is suitable only for investors who have no need for liquidity in their investment and who will be able to sustain a complete loss of their investment.  Such Rollover Company Member is able to bear the economic risk of his, her or its investment in Pioneer Parent Stock for an indefinite period of time and, at the present time, is able to afford a complete loss of such investment.

Section 4.07    Brokers or Finders.  Except for the Simmons Engagement Letter (as defined in the Merger Agreement), such Rollover Company Member has not directly or indirectly, entered into any agreement with any Person that would obligate any of the Pioneer Parties or any of their respective subsidiaries or Affiliates (as defined in the Merger Agreement) to pay any commission, brokerage fee or “finder’s fee” in connection with the transactions contemplated herein.

Section 4.08    No Other Representations or Warranties.  Such Rollover Company Member hereby acknowledges and agrees that, except as and to the extent set forth in Article III of this Agreement and/or Article IV of the Merger Agreement,  Pioneer Parent makes no representations or warranties whatsoever to such Rollover Company Member and such Rollover Company Member hereby disclaims any reliance on, and Pioneer Parent hereby disclaims all liability and responsibility for, any representation, warranty, statement, or information made, communicated, or furnished (orally or in writing) to such Rollover Company Member or its representatives (including any opinion, information, projection, or advice that may have been or may be provided to such Rollover Company Member by any director, officer, employee, agent, consultant, or representative of such Party or any Affiliate thereof).

Article V
INDEMNIFICATION

Section 5.01    Merger Agreement Indemnification Provision.  Each of the Parties hereby acknowledges and agrees that any claims brought pursuant to this Agreement shall be subject to and governed by, to the extent applicable, the indemnification provisions contained in Article XI of the Merger Agreement and such provisions are hereby incorporated by reference into the terms of this Agreement.

Article VI
COVENANTS

Section 6.01    Non-Competition; Non-Solicitation.

(a)    Each of Steve Faurot and Glenn Brown (each a “Restricted Person”) agrees that during the period commencing on the Closing Date and continuing until the fifth anniversary thereof (the “Restricted Period”), such Restricted Person will not, directly or indirectly, own, operate, manage, control, participate in, have any interest in, be employed or engaged in any capacity by, consult with, advise, permit such Restricted Person’s name to be used by, provide services for, or in any manner engage in the Business (as defined below) (including by such Restricted Person alone or in association with any Person) within the Restricted Area (as defined below), including, but not limited to, providing services or products to any Covered Customer (as defined below) that are similar to or competitive with the services or products provided or offered as part of the Business or engaging in any activity that is in competition with the Business within the Restricted Area. Notwithstanding the foregoing, (a)  nothing in this Section 6.01(a) shall be deemed to diminish, amend, affect or otherwise modify any other non-competition agreement or covenant binding on such Restricted Person and (b) nothing in this Section 6.01(a) shall prohibit such Restricted Person from owning securities having no more than 2% of the outstanding voting power of any publicly traded competitor, or participating as a passive investor in a private investment fund so long as such Restricted Person does not have any active or managerial roles with respect to such investment, and such private investment fund does not own more than 2% of any publicly traded company engaged in the business of Pioneer Parent, the Company or any of their Affiliates.

(b)    Non-Solicitation. Each Restricted Person agrees that during the Restricted Period, such Restricted Person will not, directly or indirectly, on behalf of himself or any other Person (i) solicit, canvass, approach, entice or induce any Covered Customer to cease or lessen such Covered Customer’s business with, or to refrain from doing business with the Company or any of its Affiliates or (ii) solicit, canvass, approach, entice or induce any employee or contractor of Pioneer Parent, the Company or any of their Affiliates to terminate his, her or its employment or engagement therewith.

(c)    Consideration; Enforcement.  The Restricted Persons acknowledge and agree that the covenants set forth in this Section 6.01 are an express incentive to induce Pioneer Parent to enter into this Agreement and the Pioneer Parties to enter into the Merger Agreement, both of which constitute contracts pursuant to which Restricted Persons are selling interests in a business or part of a business and for which they are receiving valuable consideration.  Restricted

Persons further acknowledge that immediately prior to this Agreement and the Merger Agreement, the Restricted Persons  were substantial equityholders of the Company and were directly and materially associated with the Company’s goodwill, and that pursuant to this Agreement and the Merger Agreement, and, in connection with the transactions contemplated hereby and thereby,  each Restricted Person has sold such Restricted Person’s goodwill in the Company and all of such Restricted Person’s interest in the Company. The Parties and the Restricted Persons agree and acknowledge that the Business is conducted throughout the Restricted Area and the limitations as to time, geographic area and scope of activity to be restrained as set forth in this Section 6.01 are reasonable and do not impose any greater restraint than is necessary to protect the legitimate business interests of the Company and its Affiliates, including the protection of the goodwill transferred by the Restricted Persons pursuant to the transaction associated with this Agreement and the Merger Agreement, and that these limitations are intended to comply with the provisions of all applicable laws. The Parties and each Restricted Person further agree and acknowledge that, in the event of a breach or threatened breach by either or both of the Restricted Persons of any of the provisions of this Section 6.01, Pioneer Parent, the Company and their Affiliates shall, individually or collectively, be entitled to seek injunctive relief, as any such breach would cause Pioneer Parent, the Company and their Affiliates irreparable injury for which they would have no adequate remedy at law. The Restricted Persons also agree to waive any requirement for the security or posting by the Restricted Persons of any bond in connection with any such remedy. Nothing herein shall be construed so as to prohibit Pioneer Parent, the Company or any of their Affiliates, collectively or individually, from pursuing any other remedies available hereunder, at law or in equity, for any such breach or threatened breach, including disgorgement of the sums received by the Restricted Persons as a result of their entry into this Agreement. The Restricted Persons further acknowledge and agree that no failure or delay by any of Pioneer Parent, the Company or their Affiliates in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The Parties agree that the foregoing restrictions in this Section 6.01 are reasonable in all respects and that any breach of the covenants contained in this Section 6.01 would cause irreparable injury to Pioneer Parent, the Company and their Affiliates. Nevertheless, if any of the aforesaid restrictions are found by a court or arbitrator of competent jurisdiction to be unreasonable, or overly broad as to scope, geographic area or time, or otherwise unenforceable, the Parties and each Restricted Person intend for the restrictions set forth in this Section 6.01 to be modified by the court or arbitrator making such determination so as to be reasonable and enforceable to the maximum extent permitted by law and, as so modified, to be fully enforced. By agreeing to this contractual modification prospectively at this time, the Parties and each Restricted Person intend to make this provision enforceable under the law or laws of all applicable states and other jurisdictions so that the entire Section 6.01 as prospectively modified shall remain in full force and effect and shall not be rendered void or illegal.

(d)    Definitions.  For the purposes of this Article VI:

(i)     “Business” means the business and operations that are the same or similar to those performed by the Company and any of its Affiliates as of the date hereof, which shall include the development, manufacturing, selling, marketing, servicing and licensing of downhole completions technology utilizing casing-installed sleeves, including toe sleeves; downhole completions technology utilizing abrasive perforation techniques; coiled tubing multistage fracturing and restimulation; casing floatation buoyancy technology; oil and gas reservoir engineering services; waterflood/EOR management technology utilizing sliding sleeves; downhole wellbore monitoring systems; composite bridge plugs and frac plugs; reservoir analysis and completions diagnostics services utilizing chemical, radioactive, or other tracers; production allocation services utilizing chemical tracers, and any business or operations in which the Company or any of its Affiliates have made material preparations to engage as of the date hereof.

(ii)    “Covered Customer” means (A) any Person who is a customer of the Company or any of its Affiliates as of the Closing Date, (B) any Person who was a customer of the Company or any of its Affiliates at any time during the 12-month period before the Closing Date and (C) any Person who is a prospective customer of the Company or any of its Affiliates to whom the Company or any of its Affiliates is actively marketing their products or services as of the Closing Date.

(iii)   “Restricted Area” means any geographic area that is within a 50-mile radius of (A) any facility owned or operated by, or any well site in which operations are conducted by, the Company or any its Affiliates, or at which any of their downhole tools are utilized by their Covered Customers, in each case, within the United States, Russia, China, Argentina or Canada as of the Closing Date; or (B) any facility or well site at which the Company or any of its Affiliates has material plans to operate, or at which their Covered Customers operate, in each case, within the United States, Russia, China, Argentina or Canada as of the Closing Date.  Notwithstanding the foregoing, should a court or arbitrator apply Oklahoma law to this Article VI,  each Restricted Person agrees that the restrictions on each Restricted Person’s activities within those portions of the Restricted Area located within the State of Oklahoma shall be defined as (1) Oklahoma County, (2) Tulsa County and (3) all counties contiguous to each of Oklahoma County and Tulsa County.

Section 6.02    Lock-Up. Each Rollover Company Member agrees not to effect any public sale or private offer or distribution of any Pioneer Parent Stock held by such Rollover Company Member until October 25, 2017. Notwithstanding the foregoing, this Section 6.02 shall not apply to any sale by a Rollover Company Member or a director or officer of a Rollover Company Member of shares of Pioneer Parent Stock acquired in open market transactions or block purchases by such Rollover Company Member or its affiliates subsequent execution of this Agreement. Any discretionary waiver or reduction of the requirements under the foregoing provisions made by Pioneer Parent shall apply to each Rollover Company Member on a pro rata basis.

Article VII
GENERAL PROVISIONS

Section 7.01    Further Assurances.  From time to time, as and when reasonably requested by a Party, the other Parties shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions, which documents, instruments or actions are consistent with, and customary and necessary for, the consummation of the transactions contemplated by this Agreement and the other Transaction Documents (as such term is defined in the Merger Agreement).

Section 7.02    Entire Agreement.  This Agreement and the Merger Agreement (which terms shall be deemed to include the exhibits and schedules hereto and thereto and the other certificates, documents and instruments delivered hereunder and thereunder)  constitute the entire agreement of the Parties and supersede all prior agreements, letters of intent and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement.

Section 7.03    Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns.  Nothing in this Agreement is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement except as expressly set forth herein.  From and after the Closing, all of the express third party beneficiaries shall be entitled to enforce such provisions and to avail themselves of the benefits of any remedy for any breach of such provisions, all to the same extent as if such Persons were parties to this Agreement.

Section 7.04    Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties, whether by operation of law or otherwise. Any assignment in violation of the foregoing shall be null and void; provided,  however, that Pioneer Parent and its Affiliates may, without the consent of any Person, assign in whole or in part its rights and obligations pursuant to this Agreement (a) to one or more of its Affiliates or (b) to any purchaser of all or any portion of the assets or business of Pioneer Parent or any of its Affiliates or to any of their financing sources as collateral security, provided,  however, that, in the case of clause (a), Pioneer Parent remains liable under this Agreement.

Section 7.05    Governing Law, Venue; Waiver of Jury Trial.  All questions concerning the construction, validity and interpretation of this Agreement and the exhibits to this Agreement will be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. The Parties and each Restricted Person hereby irrevocably and unconditionally submit in any legal action or proceeding arising out of or relating to this Agreement to the exclusive jurisdiction of either a state court located in the County of Harris, Texas, with subject matter jurisdiction over the action or the United States District Court, Southern District of Texas, U.S.A. and, in any such action or proceeding, consent to jurisdiction in such courts and waive any objection to the venue in any such court. AS A SPECIFICALLY BARGAINED INDUCEMENT FOR EACH PARTY AND EACH RESTRICTED PERSON TO ENTER INTO THIS AGREEMENT (EACH PARTY HAVING HAD OPPORTUNITY TO CONSULT COUNSEL), EACH PARTY AND EACH RESTRICTED PERSON EXPRESSLY: (I) WAIVES THE RIGHT TO TRIAL BY JURY IN ANY PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT, AND (II) AGREES THAT SUIT TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR TO OBTAIN ANY REMEDY WITH RESPECT HERETO SHALL BE BROUGHT EXCLUSIVELY IN THE STATE OR FEDERAL COURTS LOCATED IN HARRIS COUNTY, STATE OF TEXAS, U.S.A., OR THE UNITED STATES DISTRICT COURT FOR TEXAS, SOUTHERN DISTRICT, AND EACH PARTY AND EACH RESTRICTED PERSON HERETO EXPRESSLY AND IRREVOCABLY CONSENTS TO THE JURISDICTION OF SUCH COURTS.

Section 7.06    Amendment and Modification.  This Agreement may be amended only by a written agreement executed by the Parties,  provided,  however,  that no amendment shall be made which by applicable law requires further approval by a Party’s stockholders or members, as applicable, without such further approval.

Section 7.07    Waiver of Compliance.  Any Party’s failure to comply with any obligation, covenant, agreement or condition contained herein may be waived only if set forth in an instrument in writing signed by the Party or Parties to be bound by such waiver,  but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any other failure.

Section 7.08    Counterparts.  This Agreement may be executed and delivered (including by .pdf, email or facsimile transmission) in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.

Section 7.09    Rules of Construction.

(a)    Each of the Parties acknowledges that it has been represented by legal counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with consent and upon the advice of said independent counsel.  Each Party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto shall be deemed the work product of the Parties and may not be construed against any Party by reason of its preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any Party that draft it is of no application and is hereby expressly waived.

(b)    The specification of any dollar amount in this Agreement is not intended and shall not be deemed to be an admission or acknowledgment of the materiality of such amounts or items, nor shall the same be used in any dispute or controversy between the Parties to determine whether any obligation, item or matter (whether or not described herein or included in any schedule) is or is not material for purposes of this Agreement.

(c)    All references in this Agreement to Exhibits, Schedules, Articles, Sections, subsections and other subdivisions refer to the corresponding Exhibits, Schedules, Articles, Sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise.  Titles appearing at the beginning of any Articles, Sections, subsections or other subdivisions of this Agreement are inserted for convenience only, do not constitute any part of such Articles, Sections, subsections or other subdivisions, and shall be disregarded in construing the language contained therein.  The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof” and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.  The words “this Section,” “this subsection” and words of similar import, refer only to the Sections or subsections hereof in which such words occur.  The word “including” (in its various forms) means “including, without limitation.”  The word “or” shall have the inclusive meaning represented by the phrase “and/or.”  Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise expressly requires.  Unless the context otherwise requires, all defined terms contained herein shall include the singular and plural and the conjunctive and disjunctive forms of such defined terms.  Unless the context otherwise requires, all references to a specific time shall refer to Central Time.  All references to “$” are to U.S. dollars. The words “ordinary course of business” shall mean ordinary course of business, consistent with past custom and practice, including with respect to timing, frequency and magnitude.

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IN WITNESS WHEREOF, this Agreement has been duly executed by each of the Parties as of the date and year first above written.

PIONEER PARENT: NCS MULTISTAGE HOLDINGS, INC. By: /s/ Robert Nipper Name: Robert Nipper Title: Chief Executive Officer

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Rollover Company Members: SHELLEY R. FAUROT TRUST DATED 12/19/2014 By: /s/ Shelley R. Faurot Name: Shelley R. Faurot Title: Trustee
STEVE A. FAUROT TRUST DATED 12/19/2014 By: /s/ Steve A. Faurot Name: Steve A. Faurot Title: Trustee

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CHINOOK CAPITAL LLC

By:      /s/ Glenn Brown

Name:  Glenn Brown

Title:    Manager

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Contribution Agreement

AGREED TO AND ACKNOWLEDGED, for the good and valuable consideration, received by the Shelley R. Faurot Trust Dated 12/19/2014 and the Steve A. Faurot Trust Dated 12/19/2014, on behalf of the undersigned, the receipt and sufficiency of which are hereby acknowledged.

SOLELY FOR PURPOSES OF Article VI and Section 7.05:

/s/ Steve Faurot

Steve A. Faurot

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AGREED TO AND ACKNOWLEDGED, for the good and valuable consideration, received by Chinook Capital LLC, on behalf of the undersigned, the receipt and sufficiency of which are hereby acknowledged.

SOLELY FOR PURPOSES OF Article VI and Section 7.05:

/s/ Glenn Brown

Glenn Brown

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Contribution Agreement